Exhibit 15.1
PricewaterhouseCoopers
ABN 52 780 433 757
Darling Park Tower 2
201 Sussex Street
GPO BOX 2650
SYDNEY NSW 1171
DX 77 Sydney
Australia
Telephone +61 2 8266 0000
Facsimile +61 2 8266 9999
pwc.com.au
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-156922 and No. 333-149717) of Sims Metal Management Limited of our report dated 27 August 2010 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 20-F.
/s/ PricewaterhouseCoopers
PricewaterhouseCoopers
Sydney, Australia
6 December 2010